UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2008 (September 16, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Under the terms of Rite Aid Corporation's (the "Company") Receivables Financing Agreement dated as of September 21, 2004 (as amended, the “Receivables Financing Agreement”), by and among Rite Aid Funding II, CAFCO, LLC, CRC FUNDING, LLC, Falcon Asset Securitization Company LLC, Variable Funding Capital Company LLC, as the investors, Citibank, N.A. ("Citibank"), JPMorgan Chase Bank, N.A. ("JPMorgan") and Wachovia Bank, National Association ("Wachovia"), as the banks, Citicorp North America, Inc. ("CNAI"), as program agent, CNAI, JPMorgan and Wachovia, as investor agents, Rite Aid Hdqtrs. Funding, Inc., as collection agent, and certain other parties thereto as originators, the Company sells substantially all of its eligible third party pharmaceutical receivables to a special purpose entity ("SPE") and retains servicing responsibility. The assets of the SPE are not available to satisfy the creditors of any other person, including any of the Company’s affiliates. These agreements provide for the Company to sell, and for the SPE to purchase, these receivables. The SPE then transfers interests in these receivables to various commercial paper vehicles ("CPVs").  The amounts available to the Company under the Receivables Financing Agreement are dependant upon a formula that takes into account such factors as write-off history, receivable concentrations and other adjustments.  Adjustments to the formula are at the discretion of the CPVs.  Should any of the CPVs fail to renew their annual commitment under these agreements, the Company has access to a backstop facility, which is backed by the banks, and which expires in September 2010, to provide receivable financing to the Company.

On September 16, 2008, the Company entered into an amendment to the Receivables Financing Agreement (the "Amendment") which renewed the commitment of the parties thereto under the Receivables Financing Agreement, which had been scheduled to terminate on September 16, 2008, through January 15, 2009.  Should any of the CPVs not renew their  commitment under these agreements on January 15, 2009, the Company has access to a backstop facility, which is backed by the banks, and which expires in September 2010, to provide receivable financing to the Company.

The Amendment also modifies the program and liquidity fees.  The program fee is has been modified from LIBOR plus 1.00% to 1.25% of receivables funded by the CPVs.  The liquidity fee has been modified from 0.25% to 1.50% of the total securitization agreement commitment of $650,000,000.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

99.1      Amendment No. 8 to Receivables Financing Agreement, dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 22, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No. Description

99.1      Amendment No. 8 to Receivables Financing Agreement, dated September 16, 2008